UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

Humanigen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, Humanigen, Inc. (the “Company”) announced the appointment of Greg Jester to serve as Chief Financial Officer of the Company (“CFO”), effective September 5, 2017 (the “Effective Date”).

Prior to joining the Company, Mr. Jester, age 50, served as Vice President, Finance, for Tris Pharma, Inc., a specialty pharmaceutical company, from May 2015 to August 2017. From August 2014 to May 2015, Mr. Jester served as interim controller for Virtus Pharmaceuticals, LLC, a $40 million generic pharmaceutical company. He also served as a financial consultant to Cormedix, Inc., a publicly traded commercial drug device company, from March 2014 to August 2014. From July 2013 to December 2013, Mr. Jester served as Chief Financial Officer and Partner for Madden Global Solutions, Inc., a food brokerage serving warehouse club and chain drug stores, and served as Chief Financial Officer of House Party, Inc., a social media marketing company, from January 2011 to June 2013. Mr. Jester has held CFO roles at numerous private and publicly-owned pharmaceutical companies, including Alvogen Group Inc. and Innovive Pharmaceuticals, Inc. Mr. Jester holds a Bachelor of Science in business administration from the University of Richmond.

In connection with his appointment as CFO, the Company and Mr. Jester entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Jester will be eligible to receive the following compensation: (i) an initial annual base salary of $290,000; (ii) an annual bonus pursuant to the Company’s annual bonus plan for executive officers, as then in effect, with a maximum bonus (if any) equal to 50% of Mr. Jester’s salary for the bonus period; and (iii) certain medical, retirement and other benefits generally available to the Company’s other employees. Under the Offer Letter, Mr. Jester will also be eligible to receive stock options to purchase 150,000 shares of the Company’s common stock pursuant to the terms and conditions set forth in a stock option agreement governed by the Company’s 2012 Equity Incentive Plan.

Other than with respect to the Offer Letter, there are (a) no understandings or arrangements between Mr. Jester and any other person pursuant to which he was appointed as CFO and (b) Mr. Jester has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Jester has no family relationship with any director or executive officer of the Company.

Dr. Cameron Durrant will continue to serve as the Company’s Chairman of the Board and Chief Executive Officer but will no longer serve as the Company’s interim Chief Financial Officer as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: August 28, 2017